Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form F-1 of Entera Bio Ltd. of our report dated March 30, 2018 relating to the financial statements of Entera Bio Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts" in such Registration Statement.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
June 25, 2018	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited